As filed with the Securities and Exchange Commission on May 6, 2015

File No. 001-36876

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2 to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Babcock & Wilcox Enterprises, Inc.

(exact name of registrant as specified in its charter)

Delaware	47-2783641
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

The Harris Building 13024 Ballantyne Corporate Place, Suite 700 Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (704) 625-4900

Copy to:

Charles T. Haag

Jones Day

2727 North Harwood Street

Dallas, Texas 75201

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name of Each Exchange on Which Such Class will be Registered
Common Stock, par value $0.01 per share	The New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐

(Do not check if a smaller reporting company)

BABCOCK & WILCOX ENTERPRISES, INC.

INFORMATION INCLUDED IN INFORMATION STATEMENT

AND INCORPORATED BY REFERENCE IN FORM 10

CROSS REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Information required to be included in this registration statement on Form 10 is incorporated by reference to specifically identified portions of the information statement filed as Exhibit 99.1 to this registration statement on Form 10.

Item 1.	Business.

The information required by this item is contained under the sections of the information statement titled “Questions and Answers about the Spin-Off,” “Summary” and “Business.”

Item 1A.	Risk Factors.

The information required by this item is contained under the section of the information statement titled “Risk Factors.”

Item 2.	Financial Information.

The information required by this item is contained under the sections of the information statement titled “Summary Historical and Unaudited Pro Forma Combined Financial Information,” “Capitalization,” “Selected Historical Combined Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk.”

Item 3.	Properties.

The information required by this item is contained under the section of the information statement titled “Business—Properties.”

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement titled “Security Ownership of Certain Beneficial Owners and Management.”

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the section of the information statement titled “Management.”

Item 6.	Executive Compensation.

The information required by this item is contained under the sections of the information statement titled “Management” and “Executive Compensation.”

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the information statement titled “Summary,” “Risk Factors,” “Management,” “Certain Relationships and Related Transactions” and “Relationship with the Company After the Spin-Off.”

Item 8.	Legal Proceedings.

The information required by this item is contained under the section of the information statement titled “Business—Legal Proceedings.”

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement titled “Summary,” “Risk Factors,” “The Spin-Off,” “Dividend Policy” and “Description of Capital Stock.”

Item 10.	Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the information statement titled “Description of Capital Stock.”

Item 11.  Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the section of the information statement titled “Description of Capital Stock.”

Item 12.  Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement titled “Indemnification of Directors and Officers.”

Item 13.  Financial Statements and Supplementary Data.

The information required by this item is contained under the sections of the information statement titled “Summary Historical and Unaudited Pro Forma Combined Financial Information,” “Selected Historical Combined Financial Information” and “Index to Combined Financial Statements” (and the financial statements and notes referenced therein).

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.  Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the section of the information statement titled “Index to Combined Financial Statements” (and the financial statements and notes referenced therein).

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1*	Form of Master Separation Agreement

3.1	Form of Amended and Restated Certificate of Incorporation

3.2	Form of Amended and Restated Bylaws

10.1*	Form of Tax Sharing Agreement

10.2	Form of Employee Matters Agreement

10.3	Form of Transition Services Agreement (The Babcock & Wilcox Company as service provider)

10.4	Form of Transition Services Agreement (Babcock & Wilcox Enterprises, Inc. as service provider)

10.5	Form of Assumption and Loss Allocation Agreement by and among ACE American Insurance Company and the Ace Affiliates (as defined therein), Babcock & Wilcox Enterprises, Inc. and The Babcock & Wilcox Company

10.6	Form of Reinsurance Novation and Assumption Agreement by and among ACE American Insurance Company and the Ace Affiliates (as defined therein), Creole Insurance Company and Dampkraft Insurance Company

10.7	Form of Novation and Assumption Agreement by and among The Babcock & Wilcox Company, Babcock & Wilcox Enterprises, Inc., Dampkraft Insurance Company and Creole Insurance Company

10.8	Form of 2015 Long-Term Incentive Plan of Babcock & Wilcox Enterprises, Inc.

10.9	Form of Babcock & Wilcox Enterprises, Inc. Executive Incentive Compensation Plan

10.10	Form of Babcock & Wilcox Enterprises, Inc. Management Incentive Compensation Plan

10.11	Form of Supplemental Executive Retirement Plan of Babcock & Wilcox Enterprises, Inc.

10.12	Form of Babcock & Wilcox Enterprises, Inc. Defined Contribution Restoration Plan

10.13	Form of Director and Officer Indemnification Agreement

10.14	Employment Agreement among The Babcock & Wilcox Company, Babcock & Wilcox Power Generation Group, Inc. and E. James Ferland

10.15	Form of Restructuring Transaction Retention Agreement between the Babcock & Wilcox Company and certain of our executive officers

10.16	Restructuring Transaction Retention Agreement between The Babcock & Wilcox Company and E. James Ferland

Exhibit Number	Exhibit Description

10.17	Restructuring Transaction Severance Agreement between The Babcock & Wilcox Company and J. Randall Data, dated November 5, 2014.

10.18*	Form of Change-in-Control Agreement

10.19*	Form of Credit Agreement

10.20	Form of Executive Severance Plan

10.21*	Form of IP Matters Agreements

21.1*	List of Subsidiaries

99.1	Information Statement, subject to completion, dated May 6, 2015

*	To be filed by amendment

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 6, 2015	BABCOCK & WILCOX ENTERPRISES, INC.

	By:	/s/ E. James Ferland
	Name:	E. James Ferland
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1*	Form of Master Separation Agreement

3.1	Form of Amended and Restated Certificate of Incorporation

3.2	Form of Amended and Restated Bylaws

10.1*	Form of Tax Sharing Agreement

10.2	Form of Employee Matters Agreement

10.3	Form of Transition Services Agreement (The Babcock & Wilcox Company as service provider)

10.4	Form of Transition Services Agreement (Babcock & Wilcox Enterprises, Inc. as service provider)

10.5	Form of Assumption and Loss Allocation Agreement by and among ACE American Insurance Company and the Ace Affiliates (as defined therein), Babcock & Wilcox Enterprises, Inc. and The Babcock & Wilcox Company

10.6	Form of Reinsurance Novation and Assumption Agreement by and among ACE American Insurance Company and the Ace Affiliates (as defined therein), Creole Insurance Company and Dampkraft Insurance Company

10.7	Form of Novation and Assumption Agreement by and among The Babcock & Wilcox Company, Babcock & Wilcox Enterprises, Inc., Dampkraft Insurance Company and Creole Insurance Company

10.8	Form of 2015 Long-Term Incentive Plan of Babcock & Wilcox Enterprises, Inc.

10.9	Form of Babcock & Wilcox Enterprises, Inc. Executive Incentive Compensation Plan

10.10	Form of Babcock & Wilcox Enterprises, Inc. Management Incentive Compensation Plan

10.11	Form of Supplemental Executive Retirement Plan of Babcock & Wilcox Enterprises, Inc.

10.12	Form of Babcock & Wilcox Enterprises, Inc. Defined Contribution Restoration Plan

10.13	Form of Director and Officer Indemnification Agreement

10.14	Employment Agreement among The Babcock & Wilcox Company, Babcock & Wilcox Power Generation Group, Inc. and E. James Ferland

10.15	Form of Restructuring Transaction Retention Agreement between the Babcock & Wilcox Company and certain of our executive officers

10.16	Restructuring Transaction Retention Agreement between The Babcock & Wilcox Company and E. James Ferland

10.17	Restructuring Transaction Severance Agreement between The Babcock & Wilcox Company and J. Randall Data, dated November 5, 2014.

10.18*	Form of Change-in-Control Agreement

10.19*	Form of Credit Agreement

10.20	Form of Executive Severance Plan

10.21*	Form of IP Matters Agreements

21.1*	List of Subsidiaries

99.1	Information Statement, subject to completion, dated May 6, 2015

*	To be filed by amendment